UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2025, the Compensation and Executive Development Committee (“Committee”) of the Board of Directors of Lincoln Electric Holdings, Inc. (the “Company”) approved and adopted the Lincoln Electric Holdings, Inc. Executive Severance Plan (the “Plan”), which will be effective as of November 1, 2025.

The Company has existing individual change in control severance agreements with certain executive officers (the “CIC Severance Agreements”), including the currently-serving named executive officers (President and Chief Executive Officer Steven Hedlund, Executive Vice President, Chief Financial Officer and Treasurer Gabriel Bruno, and Executive Vice President, General Counsel and Secretary Jennifer Ansberry), which provide severance benefits for certain involuntary terminations of employment in connection with a “Change in Control,” as defined in the CIC Severance Agreements. The Plan will replace and supersede the CIC Severance Agreements and is designed to provide severance compensation and benefits to the Company’s senior executives (including our currently-serving named executive officers) in connection with certain involuntary terminations of employment (both before and after any Change in Control of the Company). The Company’s adoption of the Plan is the culmination of a lengthy and thorough process to review and modernize the Company’s executive severance program.

In general, participants in the Plan include certain senior executives of the Company (the “Executives”) who acknowledge their participation in the Plan (including the effectiveness of its clawback provisions, as applicable). Each of the Company’s currently-serving named executive officers will participate in the Plan. Capitalized terms used in this description without definition are defined in the Plan.

If an Executive’s employment is terminated without Cause or for Good Reason prior to a Change in Control (a “Pre-CIC Termination”), in general, the Company will provide the following severance payments and benefits to the Executive, subject to applicable tax withholding and a timely release of claims as described in the Plan:

•

Cash severance equal to the Executive’s Severance Multiple multiplied by the Executive’s then-current base salary rate. “Severance Multiple” means two for the Chief Executive Officer, one for the Tier 2 Executives (which include Mr. Bruno and Ms. Ansberry), and 0.75 for the Tier 3 Executives. Cash severance will be paid in equal installments over 24 months for the Chief Executive Officer, 12 months for the Tier 2 Executives and nine months for the Tier 3 Executives;

•	Any earned but unpaid annual bonus for any performance period that ended prior to the termination date, calculated based on actual performance (the “Unpaid Bonus”);

•	A prorated annual bonus for the year of the Pre-CIC Termination, calculated based on actual performance;

•

A lump sum payment equal to the estimated cost of continuation coverage for the Executive and the Executive’s covered family members under the Company’s medical plan, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of (1) 18 months for the Chief Executive Officer, (2) 12 months for a Tier 2 Executive and (3) nine months for a Tier 3 Executive;

•	The Executive’s then-outstanding equity incentive awards will remain subject to the terms of the applicable plans, programs, and agreements under which such equity incentive awards were granted; and

•

Accrued obligations, including earned but unpaid base pay, vested and non-forfeitable deferred and other cash compensation, accrued but unused vacation pay, reimbursable expenses, and other earned and vested benefits (the “Accrued Benefits”).

If the Executive’s employment is terminated without Cause or for Good Reason within 24 months after a Change in Control (a “Post-CIC Termination”), then in general, the Company will provide the following severance payments and benefits to the Executive, subject to applicable tax withholding and a timely release of claims as described in the Plan:

•

A lump sum payment equal to the Executive’s Enhanced Severance Multiple multiplied by the sum of (1) the Executive’s base salary rate (at the highest rate in effect for any period within three years prior to the termination date) and (2) the Executive’s cash incentive compensation (at the greater of the Executive’s target annual bonus in effect on the termination date, or the average annual amounts paid to the Executive over the two years preceding the termination date). “Enhanced Severance Multiple” means three for the Chief Executive Officer, two for the Tier 2 Executives and one for the Tier 3 Executives;

•	The Unpaid Bonus;

•	A prorated annual bonus for the year of termination, calculated based on the greater of target payout or the actual amount earned based on performance for the full performance period;

•

A lump sum payment equal to the estimated cost of continuation coverage for the Executive and the Executive’s covered family members under the Company’s medical plan, pursuant to COBRA for a period of (1) 18 months for the Chief Executive Officer, (2) 18 months for a Tier 2 Executive and (3) 12 months for a Tier 3 Executive;

•	Outplacement services up to the end of the second calendar year after the Executive’s termination date, capped at $30,000;

•	The Executive’s then-outstanding equity incentive awards will remain subject to the terms of the applicable plans, programs, and agreements under which such equity incentive awards were granted; and

•	The Accrued Benefits.

If the Executive’s employment is terminated without Cause after the commencement of any discussion with any third party that results in a Change in Control within 12 months after such termination, then the payments or benefits provided to the Executive for the Pre-CIC Termination (as described above) will cease and in general, the Company will provide additional severance payments and benefits to the Executive generally up to the amounts required for a Post-CIC Termination, subject to applicable tax withholding and a timely release of claims as described in the Plan.

In addition, if a Change in Control occurs and the Executive is employed by the Company or a subsidiary as of immediately prior to the Change in Control, the Executive is eligible to receive (1) any earned but unpaid annual bonus for any performance period that ended prior to the Change in Control, and (2) a prorated annual bonus for the year that the Change in Control occurred, calculated based on the greater of target payout or the actual amount earned based on performance, as determined in the sole discretion of the Company, through the date the Change in Control occurred.

If the payments or benefits payable under the Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then those payments or benefits may be reduced in a manner to provide the best “net after-tax” position under Section 280G or Section 4999 of the Code.

An Executive must execute and deliver an effective release and waiver of claims and restrictive covenants agreement to receive the payments and benefits provided for under the Plan (and the Executive will not receive (or will not continue to receive) any severance payments or benefits if the Executive fails to comply with the restrictive covenants agreement).

The Plan may be amended or terminated at any time; provided that (1) prior to a Change in Control, any amendment or termination that would be adverse to an Executive requires (A) 12 months’ advance written notice or (B) consent from the affected Executive, and (2) during the 24-month period following a Change in Control, the Plan cannot be terminated and any amendment that would be adverse to an Executive can only be amended with such Executive’s consent.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Lincoln Electric Holdings, Inc. Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: October 20, 2025	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Executive Vice President, General Counsel & Secretary